Exhibit 24.1
FLUENCE ENERGY, INC.

POWER OF ATTORNEY
Each of the undersigned, in the capacity or capacities set forth below, hereby constitutes and appoints Julian Nebreda, Manavendra Sial, and Francis A. Fuselier, and each of them separately, as the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and revocation, for and in the name, place and stead of the undersigned, in any and all capacities, to sign on the behalf of the undersigned the Annual Report on Form 10-K of Fluence Energy, Inc. for the fiscal year ended September 30, 2022, and any amendment or supplement thereto; and to file such Annual Report on Form 10-K, and any such amendment or supplement, with the Securities and Exchange Commission and any other appropriate agency pursuant to applicable laws and regulations.

Name                        Title                    Date

/s/ Herman Bulls            Chairman of the Board        October 13, 2022
Herman Bulls

/s/ Ricardo Falu            Director                October 23, 2022
Ricardo Falu

/s/ Tish Mendoza            Director                November 22, 2022
Tish Mendoza

/s/ John Shelton            Director                October 21, 2022
John Christopher Shelton

/s/ Barbara Humpton             Director                October 13, 2022
Barbara Humpton

/s/ Emma Falck            Director                October 15, 2022
Emma Falck

/s/ Axel Meier                Director                October 15, 2022
Axel Meier

/s/ Simon James Smith        Director                November 2, 2022
Simon Smith

/s/ Elizabeth Fessenden        Director                October 13, 2022
Elizabeth Fessenden

/s/ Cynthia Arnold            Director                October 19, 2022
Cynthia Arnold

/s/ Harald von Heynitz        Director                October 17, 2022
Harald von Heynitz